Exhibit 32

Allegiant Travel Company Certification under Section 906 of the Sarbanes/Oxley Act - filed as an exhibit to Form 10-K/A (Amendment No. 1) for the Year Ended December 31, 2023

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the annual report of Allegiant Travel Company (the “Company”) on Form 10-K/A for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Maurice J. Gallagher, Jr., Chief Executive Officer and Executive Chairman of the Company, and Robert Neal, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maurice J. Gallagher, Jr.	/s/ Robert J. Neal
Maurice J. Gallagher, Jr.	Robert J. Neal
Principal Executive Officer	Principal Financial Officer
March 8, 2024	March 8, 2024

The foregoing Certification shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.